Exhibit 99.1

Restoration Hardware, Inc. Announces Correction in Lease Accounting

Corte Madera, Calif., March 8---Restoration Hardware, Inc. (Nasdaq: RSTO) today announced it is revising its method of accounting for leases as a result of  recent views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission (SEC).  As a result, the Company will restate certain prior period financial statements to correct the way it accounts for rent holidays in its leases. The correction in lease accounting and resulting non-cash adjustments will not have any effect on the Company’s historical cash flows or the timing of payments under the related leases.

Based on the Company’s preliminary review, the correction of the lease accounting is expected to have a positive effect on pretax results in amounts of approximately $500,000 for fiscal 2004, $700,000 for fiscal 2003 and $1.2 million for fiscal 2002, and is expected to increase deferred rent by approximately $5 million on the balance sheet as of January 29, 2005.  These estimates are still preliminary, and may change pending a final review by management, which the Company anticipates completing in conjunction with the filing of the Company’s 10-K for the period ended January 29, 2005.

Historically, and consistent with industry practice, the Company had recognized the straight line rent expense for leases beginning on the earlier of the store opening date or the lease commencement date, which had the effect of excluding the construction period of its stores from the calculation of the period over which it expensed rent. On February 7, 2005, the SEC issued a letter to the American Institute of Certified Public Accountants clarifying the staff’s interpretation of certain accounting issues relating to operating leases. After evaluation of the views expressed in the letter and consultation with its independent auditors, the Company determined it should restate certain prior period operating results to include the construction period in its calculation of straight line rent in accordance with Financial Accounting Standards Board Technical Bulletin No. 85-3, “Accounting for Operating Leases with Scheduled Rent Increases” and will correct its straight line rent accrual and deferred rent credits accordingly.

The Company will release its fourth quarter fiscal 2004 results on Thursday, March 31, 2005 after market close.

About Restoration Hardware, Inc.

Restoration Hardware, Inc. is a specialty retailer of home furnishings, bath fixtures and bath ware, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view. Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com. As of March 8, 2005 the Company operated 102 retail stores and 2 outlet stores in 30 states, the District of Columbia and Canada.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This release contains certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements relating to the expected outcome of the Company’s on-going and final accounting review, statements regarding the anticipated timing, nature, scope, impact and effect of the Company’s accounting review, corrections and restatement of its financial statements, and other statements containing words such as “expects” or “estimates” and words of similar import or statements of management’s opinion. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the actual results of the on-going and final review of the accounting corrections, the actual timing of the Company’s restatement of financial statements and the need for any follow-on actions in connection with the Company’s accounting practices and the impact or effect of the Company’s anticipated restatement and the reaction to it from the Company’s stockholders and customers, as well as changes in economic, business, competitive, technological and/or regulatory factors and trends, and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10- K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the quarter ended October 30, 2004 in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Expenses,” “Liquidity and Capital Resources” and “Factors that May Affect our Future Operating Results.” The Company undertakes no obligation to update or revise any forward-looking statement in order to reflect events or circumstances that may arise after the date of this release.

SOURCE Restoration Hardware, Inc.

Contact:

Restoration Hardware, Inc.

Patricia McKay

Executive Vice President and Chief Financial Officer

(415) 924-1005